LOAN AND JOINT VENTURE AGREEMENT

This Loan and Joint Venture Agreement (the “Agreement”) is dated for reference the 16th day of April, 2014 (the “Effective Date”).

BETWEEN:

ROYAL MINES AND MINERALS CORP., a Nevada corporation having its head office at 2580 Anthem Village Dr., Henderson NV 89052

(the “Company”)

OF THE FIRST PART

AND:

GJS CAPITAL CORP., a British Columbia company having an address at Suite 1900, 570 Granville Street, Vancouver, BC V6C 3P1

(the “Creditor”)

OF THE SECOND PART

WHEREAS:

A.          The Company holds under license, a process for the recovery of precious metals from coal ash and other materials (the “Technology”);

B.          The Company has developed and demonstrated the Technology at its Scottsdale Facility (as defined in paragraph 1.1(l) of this Agreement); and

C.          The Creditor has agreed to loan $150,000 to the Company and to finance and operate a joint venture between the Company and the Creditor to convert the Scottsdale Facility into a production facility on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.          DEFINITIONS

1.1.        Where used herein or in any amendment hereto each of the following words and phrases shall have the meanings set forth as follows:

(a)	"Agreement" means this Loan and Joint Venture Agreement including the Schedules hereto together with any amendments;
(b)	“Canadian Jurisdiction” every jurisdiction of Canada, except Ontario;
(c)	“Exploitation Activity” means the exploitation of the Company’s Technology, whether though the Company’s independent operations, a joint venture agreement or a license agreement;
(d)	"Loan" means the loan described in paragraph 2.1 of this Agreement;
(e)	“Licensor” means the licensor of the Technology to the Company;
(f)	“Licensor’s Royalty” means the 3.75% royalty on gross revenues from the sale of gold used by the Technology;

(g)	“Maturity Date" means the 31st day of May, 2014;
(h)	"Party" or "Parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement;
(i)	"Principal Sum" means the sum of $150,000;
(j)	“Share” means one share of the Company’s common stock;
(k)	“Scottsdale Facility” means the Company’s plant located at 14325 N. 79th Street in Scottsdale, AZ;
(l)	“Scottsdale Operations” means the development and operations of a processing plant at the Scottsdale Facility for the extraction of precious metals from fly and bottom ash using the Technology;
(m)	“Technology” means the Company’s process for the recovery of precious metals from coal ash and other materials;
(n)	“Unit” means one Share and one Warrant;
(o)	“Warrant” means a warrant to purchase one Share at a price of $0.10 per share expiring (2) years from the date of issuance; and
(p)	“Warrant Shares” means the Shares to be issued on exercise of the Warrants.

2.          TERMS OF LOAN

2.1.        The Creditor shall loan the Company $150,000 (the “Loan”), which was advanced prior to the Effective Date. The Loan shall be shall be repaid by the Company on the Maturity Date. The Loan shall be evidenced by a promissory note executed by the Company in favor of the Creditor in the form attached hereto as Schedule “A” (the “Promissory Note”).

2.2.        Subject to paragraph 2.3 of this Agreement, the Loan shall accrue interest at a rate of 6% per annum, compounded annually.

2.3.        At any time, prior to the Maturity Date, the Creditor shall have the option (the “Conversion Option”) to receive Units of the Company in exchange for any portion of Principal Sum (the “Converted Amount”) on the basis of one Unit of the Company for every $0.05 of the Converted Amount.

2.4.        If the Creditor Exercises the Conversion Option, the Creditor will forgive any interest that accrued on the Converted Amount prior to exercising the Conversion Option.

2.5.        If the Creditor exercises the Conversion Option for the entire Principal Sum, the Company will use its best efforts to ensure that a director nominated by the Creditor and eligible to act as a director of the Company, is appointed to the board of directors of the Company. If the Creditor does nominate such director, the Company shall be allowed to nominate and appoint an additional director of the Company’s choosing to the Company’s board of directors.

3.          NET PROFITS INTEREST

3.1.        If the Creditor exercises the Conversion Option, the Creditor will receive a net profits interest (the “Net Profits Interest”) in any future profits received by the Company that are derived from each Exploitation Activity as computed in accordance with paragraph 3.2 of this Agreement (the “Net Profits”), at a basis of 1% of the Company’s Net Profits for every $10,000.00 of the Converted Amount;

3.2.        Net Profits will be computed on an individual Exploitation Activity basis, and consist of the cash income received by the Company from an Exploitation Activity less all expenses incurred to produce the income (“Exploitation Costs”), including, but not limited to:

(a)	the Licensors Royalty;

(b)	all direct costs, charges and expenses incurred by the Company in production, development, and other operations of the Exploitation Activity;

(c)	all taxes excluding income taxes;

(d)	all operating charges directly associated with the Exploitation Activity;

(e)	employment, management and professional expenses directly related to the Exploitation Activity;

(f)	liabilities, fines or other related costs directly associated with the Exploitation Activity; and

(g)	reasonable expense reimbursements owed to the Company.

3.3.        The proceeds from the exploitation of the Technology may be subject to different Exploitation Costs depending on the type of Exploitation Activity.

3.4.        For each of the Company’s fiscal quarters occurring wholly or partly during the term of this Agreement, the Company shall within sixty (60) days after the end of each such fiscal quarter, deliver to the Creditor its share of the proceeds from each Exploitation Activity.

3.5.        Proceeds will only be disbursed after all Exploitation Costs are deducted.

3.6.        The Creditor’s Net Profits Interest shall terminate when the Creditor has received eight times the Converted Amount.

4.          JOINT VENTURE

4.1.        The Company and the Creditor shall establish a joint venture (the “Joint Venture”) to conduct the Scottsdale Operations and such other business activities as agreed upon by the Parties.

4.2.        The Creditor shall, within thirty (30) days of the Effective Date, form a limited liability corporation (“Newco”), under the laws of the State of Nevada or other jurisdiction as agreed upon by the Parties.

4.3.        The Creditor and the Company shall both have a fifty percent (50%) ownership in Newco and any distributions by Newco shall be made equally.

4.4.        In the event of a judgement by a court of competent jurisdiction against one or more shareholders of Newco or against one or more directors of Newco in relation to environmental cleanup or property rehabilitation for the Scottsdale Facility or any other business activities agreed upon by the Parties, the Parties shall each equally share in any such costs and each hereby indemnifies the other up to an amount equivalent to such equal share.

4.5.        Newco will own all assets necessary to carry out the Scottsdale Operations.

4.6.        The Company and the Creditor shall agree on a budget for construction and operation of the Scottsdale Facility, such budget not to exceed $250,000, and the Creditor shall advance up to the budget amount and, if required, shall advance an additional contingency amount of up to 15% of the budget amount, such contingency amount not to exceed $37,500, for the purpose of construction and operation of the Scottsdale Facility.

4.7.        The Company shall grant Newco, or cause Newco to be granted, licensed authority to use the Technology via the Company’s license consistent with the terms of this Agreement and shall provide up to three personnel or independent contractors to Newco acceptable to the director of Newco for the purpose of operation of the Scottsdale Facility.

4.8.        In this Agreement, references to the manager, or managers, of Newco shall mean such person, or persons, designated in or selected pursuant to the articles of organization or operating agreement to manage Newco.

4.9.        The Manager of Newco shall consist of the Creditor (or the Creditor’s nominee) and the Creditor shall solely elect such member and, if required, each Party to this Agreement shall cause its shares to be voted to elect the Creditor (or the Creditor’s nominee as the case may be) the sole Manager of Newco.

4.10.      The Creditor may solely elect an independent second Manager at the Creditor’s discretion. If the Creditor does nominate a second Manager, the Company shall be allowed to nominate and appoint an additional Manager of the Company’s choosing, and, if required, each Party to this Agreement shall cause its shares to be voted to elect the additional nominees as directors in accordance with this provision.

4.11.      Newco shall reimburse the Creditor for reasonable expenses incurred with respect to due diligence activities of the Creditor, including but not limited to legal, accounting and reasonable travel and meal expenditures.

4.12.      Newco shall have no limit on the number of processing plants it can build using the Technology.

5.          SUBLICENSE

5.1.        In accordance with paragraph 4.7 above, the Company shall grant Newco, or cause Newco to be granted, licensed authority to use the Technology via the Company’s license on terms no less favorable to the Company or the Creditor or Newco than contained in this Agreement.

5.2.        For the purposes of this section and section 4.7, “licensed authority” will be satisfied by a sub-license to Newco.

6.          ADDITIONAL COVENANTS OF THE COMPANY

6.1.        The Company represents and warrants to the Creditor that:

(a)

the Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct; and

(b)

the Shares and Warrant Shares, when issued in accordance with the terms and conditions of this Agreement, will be duly and validly issued, fully paid and non-assessable shares of common stock in the capital of the Company.

(c)	The License is duly authorized, up to date and in good standing.

(d)	The Company has the right to grant a sublicense under it’s License to Newco on terms consistent with this Agreement.

6.2.        The Company makes no warranty as to the market value or effectiveness of the Technology;

6.3.        The Company in no way guarantees that it will be able to commence any Exploitation Activity or that any profits will result from any Exploitation Activity; and

6.4.        The Company shall act in good faith in determining Exploitation Costs.

7.          ADDITIONAL COVENANTS OF THE CREDITOR

7.1.        The Creditor acknowledges that the Licensor retains a royalty of 3.75% of gross revenues of any gold produced using the Technology.

7.2.        The Creditor is a private corporation, duly organized, existing and in good standing under its laws of its jurisdiction of incorporation and has the corporate power to conduct the business which it conducts and proposes to conduct.

7.3.        The Creditor represents and warrants to the Company that the Creditor is an “accredited investor” as defined in National Instrument 45-106 adopted by Canadian securities regulators.

7.4.        The Creditor represents and warrants to the Company that the Creditor is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act.

7.5       . The Creditor acknowledges that the Shares, the Warrants and the Warrant Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Creditor in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Creditor in this Agreement.

7.6.        The Creditor agrees to resell the Shares or the Warrant Shares pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

7.7.        The Creditor acknowledges and agrees that all certificates representing the Shares, the Warrants and the Warrant Shares will be “restricted securities” under the Securities Act and will be endorsed with the following legend in accordance with Regulation D of the Securities Act or such similar legend as deemed advisable by the lawyers for the Company to ensure compliance with the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

7.8.        The Creditor will not exercise any rights granted under this agreement or fulfill any obligation under this agreement in a manner that will result in triggering reporting issuer requirements for the Company under Canadian Multilateral Instrument 51-105 - Issuers Quoted in the U.S. Over-The-Counter Markets, including, but not limited to:

(a)	administering the business of the Company from a Canadian Jurisdiction; and

(b)	conducting promotional activities in relation to the Company from a Canadian Jurisdiction.

8.          TERM AND TERMINATION

8.1.        This Agreement shall remain in full force and effect for so long as any party has any right, title or interest in Newco (and for the purposes of this section, an interest in use of the Technology at the Scottsdale Facility or in preparation for construction of the Scottsdale Facility or an interest arising in respect of a sublicense or other Exploration Activity arising from this Agreement shall be deemed an interest in Newco). Termination of this Agreement shall not, however, relieve any Party from any obligations theretofore accrued but unsatisfied nor from its obligations with respect to rehabilitation or environmental clean up of any operations nor from any requirements in this Agreement pertaining to confidentiality or ongoing royalty benefits or obligations.

9.          RECORDS AND AUDIT

9.1.        The Company shall keep and maintain during the currency of this Agreement, such full and accurate records (including books of account) as are necessary to determine the amounts payable hereunder;

9.2.        The Company shall permit a member of the American Institute of Certified Public Accountants designated by the Creditor during normal business hours and upon reasonable notice to have full access to such records, to audit them, and to make copies of solely for the purpose of verifying the accuracy thereof. The Creditor shall bear all costs of such examination unless such examination reveals material misstatement or mispayment for the amount owing by the Company to the Creditor of 5% or more, in which event the Company shall bear all costs of such examination, and Company agrees to promptly reimburse the Creditor for such costs;

9.3.        If any such inspection reveals a shortfall in the proceeds payable to the Creditor, hereunder then the Company shall forthwith pay the full amount of such shortfall, to the Creditor;

9.4.        For each of the Company’s fiscal quarters occurring wholly or partly during the term of this Agreement, the Company shall within ninety-five (95) days after the end of each such fiscal year, deliver to the Creditor an accounting of the profits under this Agreement and a copy of the Company’s financial statements for such fiscal quarter; and

9.5.        Notwithstanding paragraphs 9.2 and 9.4 of this Agreement, the Company will not be required to disclose any material non-public information until such time as the information becomes immaterial, or is publically disclosed.

10.        ASSIGNMENT

10.1.      The rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by the Creditor without the prior written consent of the Company, which consent shall not be unreasonably withheld.

11.        CONFIDENTIALITY

11.1.      Where used in this Agreement, "Confidential Information" means all knowledge, information, techniques, methods, processes, know how, business projections, and intellectual property (whether or not reduced to writing; whether or not subject to proprietary protection at law; and whether or not the information is already in the public domain) in any way concerning or relating to the Exploitation Activities which in any way and at any time or times has been or may be communicated to, acquired by, or learned of by the Creditor in the course of or as a direct or indirect result of the Creditor’s access to information concerning the Scottsdale Operations or any other Exploitation Activity. The Creditor specifically acknowledges and agrees in this Agreement, "Confidential Information" includes information, which may be in the public domain in some form but shall be considered confidential herein due to its method of presentation as part and parcel of a system developed by the Creditor;

11.2.      The Creditor acknowledges that the success, profitability and competitive position of the Company requires that strict confidentiality be maintained at all times with respect to all Confidential Information, and that any breach of such confidentiality is capable of causing substantial damage to the Company. Accordingly, the Creditor covenants and agrees with the Creditor that:

i.	the Creditor shall at all times hereafter keep all Confidential Information in the strictest confidence;

ii.	the Creditor shall hold all Confidential Information in trust for the Company; and

iii.	the Creditor shall not at any time hereafter directly, indirectly or in any other manner:

	a.	publish or in any way participate or assist in the publishing of any Confidential Information;

	b.	utilize any Confidential Information, except only as may be required for and in the course of any provision of consulting services to the Company; or

	c.	disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity whatsoever.

The provisions of this paragraph 11.2, shall not apply to any Confidential Information which the Company expressly permits the disclosure of, provided that the disclosure is made in compliance with any conditions imposed in connection with the permission of such disclosure.

12.        TERMINATION OF PRIOR AGREEMENT

12.1.      Upon execution of this Agreement by the Creditor and the Company, the memorandum of understanding dated January 3, 2014, between the Creditor and the Company is hereby terminated and replaced in its entirety by this Agreement.

12.2.      Upon execution of the Promissory Note, the original promissory note executed by the Company in favor of the Creditor on January 16, 2014, shall be hereby terminated and replaced in its entirety by the Promissory Note.

13.        MISCELLANEOUS PROVISIONS

13.1.      Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

13.2.      Interpretation. The division of this Agreement into articles and sections is for convenience and reference only and shall not affect the interpretation of construction of the Agreement.

13.3.      Severability. In the event that any of the covenants herein shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of any remaining provisions of the Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

13.4.      Notices. All notices, requests, demands, or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

to the Creditor at:	GJS CAPITAL CORP.
Suite 800, 570 Granville St.,
Vancouver, BC V6C 3P1
Email: sedun@global-vision.ca
Fax: 604-266-0081

With a copy to:

English Bay Law Corporation
302-2695 Granville Street
Vancouver, BC
V6H 3H4
Email: jonathan.reilly@englishbaylaw.ca
Fax: 1-866-218-2120

to the Company at:	ROYAL MINES AND MINERALS CORP.
2580 Anthem Village Dr.,
Henderson, NV 89052
Email: jmitch692003@yahoo.com
Fax: 866-381-2090

or to such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, ten (10) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed in regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands, or other communications shall be deemed to have been received ten (10) business days after the day following the resumption of normal mail service.

13.5.      Time of the Essence. Time is of the essence.

13.6.      Further Assurances. The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise the vote and influence, do and perform and cause to be done and performed, such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

13.7.      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.8.      Non-Waiver. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

13.9.      Currency. All dollar amounts in this Agreement are in United States Dollars, unless otherwise indicated.

13.10.    Governing Law. This contract will be governed by and construed in accordance with the laws of the State of Nevada, and the laws of the United States of America applicable therein any court of competent jurisdiction in the United States of America shall have jurisdiction to adjudicate any matter arising out of this Agreement.

13.11.    Executed in Counterparts. This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date first above written.

ROYAL MINES AND MINERALS CORP.
by its authorized signatory

Signature of Authorized Signatory

Jason S. Mitchell
Name of Authorized Signatory

GJS CAPITAL CORP.
by its authorized signatory

Signature of Authorized Signatory

Gregg J. Sedun
Name of Authorized Signatory

SCHEDULE "A"

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

EXECUTED BY:	Royal Mines and Minerals Corp.
(the "Borrower")

IN FAVOR OF:	GJS Capital Corp.
(the "Lender")

PRINCIPAL AMOUNT:	USD $150,000

DATE OF EXECUTION:	April 16, 2014

PLACE OF EXECUTION:	Henderson, NV

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on August 31, 2014 the principal sum of USD $150,000, together with interest thereon at the rate of 6% per annum, calculated and paid annually, both before and after maturity or default from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of non-payment, dishonour, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note and agrees to pay all costs incurred in the collection in case this note is given to an attorney for collection, and reasonable attorney’s fees and costs on appeals, certiorari and/or post trial transactions.

DATED at Henderson, NV this 16th day of April, 2014.

ROYAL MINES AND MINERALS CORP.

Per:

          Jason S. Mitchell